Exhibit 99.1

Worksport Advances Towards the Launch of SOLIS Solar Cover with Innovative COR Battery System

West Seneca, N.Y. September 14, 2023, — Worksport (Nasdaq: WKSP; WKSPW) today announces significant strides in the development of its groundbreaking COR battery system, designed to complement the launch of the SOLIS solar cover. This cutting-edge duo is poised to empower remote power supply and extend the driving range of electric pickup trucks, thereby underscoring Worksport’s commitment to sustainability and innovation as a cleantech company.

As part of its relentless pursuit of excellence, Worksport has strategically opted to enhance the COR system with redundant overheating protection. The smart battery system will boast two independent microprocessors that meticulously monitor battery pack temperature. Furthermore, in line with the digital age demands, the battery system will connect seamlessly to a user-friendly mobile app via Bluetooth. Such connectivity ensures users can conveniently condition their battery in alignment with diverse weather conditions.

“We recognize the importance of safety and user experience. By integrating advanced technology with user-centric designs, we’re ensuring that our COR battery system is not just innovative but also robust and intuitive,” stated Steven Rossi, CEO of Worksport. “Our end goal is to offer our customers a system that’s tailored to their unique needs – from the scorching heat of Arizona to the cold fronts of Alaska.”

Expanding its commitment to customization, Worksport is rigorously testing a variety of battery technologies to provide users with insights about the most suitable battery for their specific regional and application needs. For example, for hotter climates, the Company is planning to design premium battery cells that maintain optimal temperatures, even under intense heat.

In another move to enhance temperature stability, Worksport is diligently developing a cooling system engineered to dissipate heat from the battery pack, aiming to maintain the best battery performance under different weather conditions.

“We’re not just building a battery; we’re crafting an experience. Our in-house team’s dedication to the firmware and software of a Worksport app ensures a seamless, holistic experience for our users,” Rossi added.

The potential of the SOLIS solar cover, in combination with the COR battery system, has already piqued the interest of various EV manufacturers. Highlighting this growing intrigue, Worksport proudly announced its partnership with global automobile giant Hyundai, while conversations with other manufacturers about potential partnerships are in process.

This places Worksport at the forefront of a transformative era in energy producing truck bed solutions, signaling an enticing opportunity for investors.

For further information, please visit Worksport’s official website for investors at investors.worksport.com.

About Worksport

Worksport Ltd. (Nasdaq: WKSP; WKSPW), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, and NP (Non-Parasitic), Hydrogen-based true green energy solutions for the sustainable, clean energy, and automotive industries. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and NP (Non-Parasitic), Hydrogen-based technology. For more information, please visit investors.worksport.com.

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For additional information, please contact:

Steven Obadiah

Investor Relations

Worksport Ltd.

T: 1 (888) 554 8789 E: investors@worksport.com W: www.worksport.com

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